UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 18, 2006
PROLINK HOLDINGS CORP.
(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

0-25007	65-0656268

(Commission File Number)	(IRS Employer Identification No.)

410 South Benson Lane, Chandler, AZ	85224

(Address of Principal Executive Offices)	(Zip Code)
(480) 961-8800

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
          On September 18, 2006, in connection with his resignation as discussed below, the Company entered into a Severance Agreement and a Consulting Agreement with the Company’s now former Chief Operating Officer, Charles “Chuck” Sherman. The terms of the Severance Agreement call for the Company to provide Mr. Sherman with a telephone and computer through the length of the below described Consulting Agreement. Mr. Sherman also provided the Company with standard non-competition and non-solicitation agreements. Additionally, the parties each provide the other with standard releases. The Consulting Agreement provides for a monthly fee of $20,833.33 for the months of September through December 2006. In 2007, Mr. Sherman will receive a $1,000 retainer and $150 per hour for services rendered. Mr. Sherman will provide transition services to the Company as required throughout the term of the Consulting Agreement.
          In addition, on September 18, 2006, the Company’s wholly-owned subsidiary ProLink Solutions, LLC (“PSL”) entered into a Letter Factoring Agreement with FOC Financial L.P. (“FOC”). Steven D. Fisher, one of the Company’s directors, is the General Partner of FOC. Pursuant to the Letter Factoring Agreement, FOC in its sole discretion, may make advances to PSL from time to time in an amount not to exceed $750,000 collateralized with golf course management systems sold to golf courses. Advances may be borrowed, repaid, and reborrowed on a revolving basis through November 15, 2006. Upon certification by PSL that it has executed lease documents, approved credit with a lease financing source and has shipped a system to a course, FOC will advance 90% of the gross proceeds of such sale less a .5% origination fee. If any system funded pursuant to the Letter Factoring Agreement is rejected or returned, PSL has agreed to provide priority remarketing for that system. The Loan is evidenced by a Revolving Promissory Note. Further, in order to induce FOC to enter into this Letter Factoring Agreement, the Company has agreed to issue a warrant to purchase 250,000 shares of the Company’s common stock to FOC at an exercise price of $1.60 per share with a term of 10 years

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT
          On September 18, 2006, Charles “Chuck” Sherman resigned as Chief Operating Officer, which resignation took effect immediately. Mr. Sherman will continue to work with the Company as a consultant, on a temporary basis, the terms of which arrangement are described above. A description of the terms and conditions of Mr. Sherman’s former employment are set forth in an Annual Report on Form 10-KSB/A, as filed with the Securities and Exchange Commission on May 1, 2006, which description is incorporated herein by reference. The Company incurred no termination penalties in connection with this resignation and entered into a Severance Agreement, as described above, with respect to such resignation.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.
          On September 18, 2006, the Company entered into a Letter Factoring Agreement with Steven D. Fisher, the materials terms of which are described above under Item 1.01.

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS
          (b) On September 18, 2006, Mr. Sherman announced his resignation as Chief Operating Officer in order to pursue other opportunities. Mr. Sherman’s resignation was effective September 18, 2006.

ITEM 7.01 — REGULATION FD DISCLOSURE
          On September 19, it is anticipated that the Company will be making an investor presentation, the materials of which are being filed herewith, as Exhibit 99.1. The information furnished pursuant to this Item 7.01 and the exhibit hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such filing.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 18, 2006	PROLINK HOLDINGS CORP.
	By:	/s/ Lawrence D. Bain
		Name:	Lawrence D. Bain
		Title:	President and Chief Executive Officer